                                                                    EXHIBIT 11.1

                          CENTURA SOFTWARE CORPORATION

                       STATEMENT REGARDING COMPUTATION OF

                        NET INCOME (LOSS) PER SHARE (1)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                NINE MONTHS ENDED
                                                                                               SEPTEMBER 30, 1996
                                                                                               -------------------
Net income (loss)............................................................................       $     841
                                                                                                      -------
                                                                                                      -------
Weighted average shares outstanding:
Common Stock.................................................................................          12,693
Common Stock issuable in relation to settlement of shareholder lawsuit.......................              27
                                                                                                      -------
Weighted average common shares and equivalent................................................          12,720
                                                                                                      -------
                                                                                                      -------
Net income (loss) per share..................................................................       $    0.07
                                                                                                      -------
                                                                                                      -------

------------------------

(1) This exhibit should be read in conjunction with the Notes to Consolidated Financial Statements.